                                 EXHIBIT 10(g)





                                    BANC ONE

                        SUPPLEMENTAL EXECUTIVE SECURITY

                                  SAVINGS PLAN





                           Effective January 1, 1987,

                     as amended effective October 20, 1992

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
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                                 BANC ONE

               SUPPLEMENTAL EXECUTIVE SECURITY SAVINGS PLAN

                             TABLE OF CONTENTS

                                                                       Page
PURPOSE/EFFECTIVE DATE                                                    1

ARTICLE 1     DEFINITIONS                                                 2

              Section 1.1  Basic 401(k) Plan                              2
              Section 1.2  Beneficiary                                    2
              Section 1.3  Board                                          2
              Section 1.4  Committee                                      2
              Section 1.5  Compensation                                   2
              Section 1.6  Corporation                                    2
              Section 1.7  Deferral Agreement                             2
              Section 1.8  Deferred Accounts                              2
              Section 1.9  Employer                                       3
              Section 1.10 For Cause                                      3
              Section 1.11 Participant                                    3
              Section 1.12 Plan Administrator                             3
              Section 1.13 Plan Year                                      3
              Section 1.14 Subsidiary                                     3
              Section 1.15 Surviving Spouse                               3

ARTICLE II    PARTICIPATION                                               4

              Section 2.1  Eligibility                                    4
              Section 2.2  Conditions of Participation                    4
              Section 2.3  Incorporation of the Basic 401(k) Plan         4
              Section 2.4  Election to Defer Compensation                 4
              Section 2.5  Employer Matching Contributions                5
              Section 2.6  Maximum Annual Additions                       5
              Section 2.7  Deferred Accounts                              5
              Section 2.8  Statement of Accounts                          6

ARTICLE III   BENEFIT DISTRIBUTIONS FROM THE PLAN                         7

              Section 3.1  Timing and Form of Distributions               7
              Section 3.2  Acceleration of Benefit Payments               7
              Section 3.3  Withholding and Deductions                     8
              Section 3.4  Beneficiary Designations                       8
              Section 3.5  Rights to Benefits                             8

ARTICLE IV    ADMINISTRATION                                              9

              Section 4.1  Administrative Powers and Duties               9
              Section 4.2  Committee Procedures                           9
              Section 4.3  Expenses                                      10
              Section 4.4  Records                                       10
              Section 4.5  Determinations                                10
              Section 4.6  Incapacity of Recipient                       11
              Section 4.7  Action by the Corporation                     11
              Section 4.8  Exemption from Liability/Indemnification      11
              Section 4.9  Nonalienation of Benefits                     12

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
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                                 BANC ONE

               SUPPLEMENTAL EXECUTIVE SECURITY SAVINGS PLAN

                             TABLE OF CONTENTS

                                                                        Page
ARTICLE V     AMENDMENT OR TERMINATION                                    13

              Section 5.1   Amendment or Termination                      13
              Section 5.2   Sale or Liquidation of an Employer            13
              Section 5.3   Transfer Between Employers                    13

ARTICLE VI    GENERAL PROVISIONS                                          14

              Section 6.1   General Conditions                            14
              Section 6.2   Rights to Benefits                            14
              Section 6.3   Offsets to Benefits                           14
              Section 6.4   Forfeitures of Benefits                       15
              Section 6.5   Corporate Successors                          15
              Section 6.6   ERISA Status                                  15
              Section 6.7   Construction                                  15
              Section 6.8   Controlling Law                               15
              Section 6.9   Effect of Invalidity of Provision             15

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                                    BANC ONE

                  SUPPLEMENTAL EXECUTIVE SECURITY SAVINGS PLAN

PURPOSE

The purpose of the BANC ONE Supplemental Executive Security Savings Plan (the "Supplemental Plan"), adopted by the Board of Directors of BANC ONE CORPORATION as of January 1, 1987, amended as of April 30, 1991 and hereby amended and restated as of January 1, 1992 is to provide Participants with a supplemental vehicle through which to defer compensation and receive Company matching contributions in a manner similar to salary deferrals under the BANC ONE Security Savings Plan (the Basic 401(k) Plan) in the following situations:

1. Deferral of Compensation in excess of either (i) the BANC ONE Security Savings Plan annual $7,000 maximum pre-tax salary deferment limit (or such other amount as prescribed by the Internal Revenue Code), or (ii) BANC ONE Security Savings Plan salary deferral limits pursuant to applicable Federal nondiscrimination requirements.

2. Deferral of Compensation following employment and prior to eligibility to participate in the BANC ONE Security Savings Plan.

The Plan is a supplemental executive deferred compensation plan structured to benefit Participants in a manner which provides incentive to improve the profitability, competitiveness and growth of BANC ONE and its affiliates.

EFFECTIVE DATE

The Effective Date of this Plan is January 1, 1987.





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                                   ARTICLE I

                                  DEFINITIONS


For the purpose of this Supplemental Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

SECTION 1.1 - BASIC 401(K) PLAN

"Basic 401(k) Plan" means the BANC ONE Security Savings Plan, a qualified 401(k) savings plan, the terms of which are set forth in a plan document originally effective April 1, 1986, as it may be amended or restated from time to time.

SECTION 1.2 - BENEFICIARY

"Beneficiary" means the person, persons or entity designated by the Participant to receive any benefits payable under the Supplemental Plan pursuant to Section 3.4.

SECTION 1.3 - BOARD

"Board" means the Board of Directors of BANC ONE CORPORATION.

SECTION 1.4 - COMMITTEE

"Committee" means the BANC ONE CORPORATION Personnel and Compensation Committee, appointed pursuant to the Basic 401(k) Plan. The Committee is authorized to establish Plan policy and review Plan discretionary decisions pursuant to Article IV.

SECTION 1.5 - COMPENSATION

"Compensation" means remuneration in the form described in Section 1.13 of the Basic 401(k) Plan.

SECTION 1.6 - CORPORATION

"Corporation" means BANC ONE CORPORATION, an Ohio corporation and to the extent provided in Section 7.5, any successor corporation or other entity resulting from a merger or consolidation into or with the Corporation or transfer or sale of substantially all of the assets of the Corporation.

SECTION 1.7 - DEFERRAL AGREEMENT

"Deferral Agreement" means an agreement filed by a Participant to effect deferrals of Compensation hereunder.

SECTION 1.8 - DEFERRED ACCOUNTS

"Deferred Accounts" means the accounts maintained by the Plan Administrator for each Participant pursuant to Article II. Separate Deferred Accounts shall be



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maintained for each Participant.  More than one Deferred Account may be maintained for each Participant as necessary to reflect the nature of the account and various fund allocations. A Participant's Deferred Accounts shall be utilized solely as a device for the measurement and determination of the amounts to be paid to or on behalf of a Participant pursuant to this
Supplemental Plan.   A Participant's Deferred Accounts shall not constitute or
be treated as a trust fund of any kind.

SECTION 1.9 - EMPLOYER

"Employer" means BANC ONE CORPORATION, and/or an applicable participating Subsidiary or any successor to the business thereof.

SECTION 1.10 - FOR CAUSE

"For Cause" means termination of employment for any act of misconduct which materially affects BANC ONE CORPORATION or its Subsidiaries, its customers or clients in a negative manner or termination for any act of dishonesty or breach of trust.

SECTION 1.11 - PARTICIPANT

"Participant" means a salaried employee of the Corporation or of a Subsidiary of the Corporation (a) who is in a select group of management, (b) who is eligible to defer Compensation hereunder by designation of the Chief Executive Officer of BANC ONE CORPORATION, and (c) who elects to participate by filing a Deferral Agreement as provided in Article II.

SECTION 1.12 - PLAN ADMINISTRATOR

"Plan Administrator" means the person appointed by the Corporation to represent the Corporation in the administration of this Supplemental Plan pursuant to the provisions of Article IV.

SECTION 1.13 - PLAN YEAR

"Plan Year" means a 12-month period commencing January 1 and ending the following December 31.

SECTION 1.14 - SUBSIDIARY

"Subsidiary" means any corporation which is a member of the controlled group of corporations of which BANC ONE CORPORATION is the common parent and any other entity in which BANC ONE CORPORATION owns an 80% or greater interest.

SECTION 1.15 - SURVIVING SPOUSE

"Surviving Spouse" means a person who is married to a Participant at the date of his death.





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                                   ARTICLE II

                                 PARTICIPATION

SECTION 2.1 - ELIGIBILITY

Eligibility for participation in this Supplemental Plan shall be determined by the Chief Executive Officer of BANC ONE CORPORATION in his sole discretion, on
an individual basis.   Any management employee of BANC ONE CORPORATION or its
Subsidiaries so designated to participate in this Supplemental Plan may elect hereunder to defer future Compensation (as such term is defined in Section 1.13 of the Basic 401(k) Plan) in such amounts as the Participant could contribute through salary deferral to the Basic 401(k) Plan: (i) if such Plan was not subject to the $7,000 maximum pre-tax salary deferral limit (or such other amount as prescribed by the Internal Revenue Code), or the salary deferral limits prescribed by applicable Federal nondiscrimination requirements, or (ii) the Participant could elect to participate in the Basic 401(k) Plan concurrent with initial employment. Such deferral shall be effected through an applicable Deferral Agreement delivered personally to the Plan Administrator or deposited in the mail addressed to the Plan Administrator at the principal address of the Corporation.

SECTION 2.2 - CONDITIONS OF PARTICIPATION

An individual shall not become a Participant hereunder until he or she furnishes within a reasonable time limit established by the Plan Administrator such completed and executed elections, Beneficiary designations, consents and other documents and information prescribed by the Plan Administrator. Each person upon becoming a Participant shall be deemed conclusively, for all purposes, to have assented to the terms and provisions of this Supplemental Plan and shall be bound thereby.

SECTION 2.3 - INCORPORATION OF THE BASIC 401(K) PLAN

The Basic 401(k) Plan, with any amendments thereto in effect, shall be attached hereto and is hereby incorporated by reference into and shall be a part of this Supplemental Plan as is set forth herein. Any amendment made to the Basic 401(k) Plan shall also be incorporated by reference into and from a part of this Supplemental Plan, effective as of the effective date of such amendment. The Basic 401(k) Plan, whenever referred to in this Supplemental Plan, shall mean the Basic 401(k) Plan as it exists on the date any determination is made of benefits payable under this Supplemental Plan. All terms used herein shall have the meanings assigned to them under the provisions of the Basic 401(k) Plan unless otherwise qualified by this Supplemental Plan.

SECTION 2.4 - ELECTION TO DEFER COMPENSATION

(a) Except within the 30-day period following the date the Supplemental Plan is initially extended to a Participant, the election to defer 1-6% of Compensation must be made before the beginning of the period of service for which the Compensation is earned.





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(b)   Once an election is made, it shall remain in effect until revoked in writing by the Participant or the Corporation or pursuant to Section 5.1; however each subsequent calendar year, a Plan Participant shall have the opportunity to amend his or her existing elections, in writing in a new Deferral Agreement, before December 31 of such year, the manner and extent (within the limits of the Supplemental Plan) to which the Participant's Compensation in respect to the subsequent calendar year shall be deferred hereunder.

(c) A Participant who has made an effective election with respect to the percentage of Compensation to be deferred for a calendar year, may not change that percentage election after the calendar year has commenced; provided, however, that the deferral under any Deferral Agreement may be suspended or amended as provided in Section 5.1. The Participant may change investment fund elections pursuant to provisions of the Basic 401(k) Plan.

SECTION 2.5 - EMPLOYER MATCHING CONTRIBUTIONS

Each Employer shall cause matching contributions (basic and supplemental) to be credited to Participant's accounts under this Supplemental Plan in the same manner and amount as if Compensation deferrals made pursuant to this Supplemental Plan were permissible salary deferrals under the Basic 401(k) Plan.

SECTION 2.6 - MAXIMUM ANNUAL ADDITIONS

Notwithstanding anything contained herein to the contrary, the total Annual Additions (as defined in Section 5.6 of the Basic 401(k) Plan) to this Supplemental Plan for a Participant shall not exceed the difference between (i) and (ii):

(i) the lesser of $30,000 or twenty-five percent (25%) of the Participant's Compensation from the Employers for such Plan Year, after the application of the Salary Deferral Arrangements, or such other limits as may be prescribed under the Internal Revenue Code and/or regulations thereunder;

(ii) Annual Additions for the Participant under the Basic 401(k) Plan for the Plan Year.

The $30,000 limit set forth in the preceding sentence shall be subject to annual adjustment by the Secretary of the Treasury or his delegate, in accordance with regulations issued under Section 415(d) of the Internal Revenue Code, to reflect increases in the cost of living.

SECTION 2.7 - DEFERRED ACCOUNTS

All Compensation which a Participant has elected to defer under the Supplemental Plan, shall be credited to the Participant's Deferred Accounts in dollars in the same manner as though contributed as permissible salary
deferrals to the Basic 401(k) Plan.   Separate Deferred Accounts shall be
created and maintained by the Plan Administrator for each Participant to reflect the appropriate allocation of deferred Compensation and Company matching contributions to accounts and phantom investment funds as though



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maintained under the Basic 401(k) Plan.  Such phantom investment funds may be established solely for record keeping purposes, shall not be required to be informally funded or held in specific investments or as separated assets and shall meet all the requirements of Section 7.2 hereof as pertinent to non-funded, non-qualified deferred compensation plans. Credits and charges shall be made to the Deferred Accounts in a manner similar to that provided in the Basic 401(k) Plan.

SECTION 2.8 - STATEMENT OF ACCOUNTS

The Plan Administrator shall provide each Participant (or Beneficiary as applicable), as soon as practical after the close of each valuation period, a statement in such form as the Corporation deems desirable, setting forth the current Plan accounts and balances to the credit of the Participant.





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                                  ARTICLE III

                      BENEFIT DISTRIBUTIONS FROM THE PLAN

SECTION 3.1 - TIMING AND FORM OF DISTRIBUTIONS

Distributions from this Supplemental Plan shall be made and administered in the same manner and form and for the same reasons as if made under the Basic 401(k) Plan with the following exceptions:

a) no distributions including, in-service withdrawals and loans, shall occur prior to the date the Participant's employment with the Corporation or its Subsidiaries terminates (by death or otherwise), except as provided in Section 3.2 hereof; and

b)    no distributions shall be made in shares of BANC ONE Stock.
      Distributions from the BANC ONE Stock Fund shall be paid in cash based upon the market value of a share of BANC ONE Common Stock on the open market for the shares attributable to the Participant's interests in the BANC ONE Stock Fund as of the last New York Stock Exchange trading day in the valuation period in which the distribution is processed. No shares of BANC ONE Stock will be issued in conjunction with the Supplemental Plan.

c) distributions will be paid in a Lump Sum and processed with distributions for the valuation period in which the Participant's termination of employment (by death or otherwise) occurs. If an approved distribution election form is not received by the 5th business day following the last day of the valuation period in which termination of employment occurs, distributions will be made from all funds in cash and appropriate taxes will be withheld.

SECTION 3.2 - ACCELERATION OF BENEFIT PAYMENTS

The Corporation, with approval of the Personnel and Compensation Committee of the Board, hereby reserves the right to accelerate the payment of Supplemental Plan distributions without the consent of the Participant or the Participant's Surviving Spouse, estate or any other person or persons claiming through or under the Participant. In making such determinations, due consideration may be given to the health, financial circumstances and family obligations of the
Participant.   In this regard, the Participant may be consulted, however, he shall have no voice in the decision reached nor any right to an accelerated
payment.   The Corporation's determination shall be final and conclusive upon the Participant and the Surviving Spouse.

Notwithstanding the foregoing, in the event of acceleration of payment to Participants who have an interest in the BANC ONE Stock Fund, no accelerated payment in cash attributable to such Fund shall be made until six months from the most recent deferral of any income or matching contribution to the BANC ONE Stock Fund.





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SECTION 3.3 - WITHHOLDING AND DEDUCTIONS

All benefit payments made by BANC ONE CORPORATION or any Employer under the Supplemental Plan to any Participant or Beneficiary shall be subject to applicable withholding and to such other deductions as shall at the time of such payment be required under any income tax or other law, whether of the United States or any other jurisdiction, and, in the case of payments to the Beneficiary of a Participant, the delivery to the Plan Administrator of all necessary waivers and other documents. To the extent that an Employer is required to withhold any current taxes at the time of deferral of Compensation, such amounts shall be taken out of the portion of the Participant's current Compensation which is not deferred under this Supplemental Plan.
Determinations by the Plan Administrator as to withholding shall be binding on the Participant and applicable Beneficiary(ies).

SECTION 3.4 - BENEFICIARY DESIGNATIONS

Each Participant who has Deferred Accounts hereunder may from time to time designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as their Beneficiary or Beneficiaries to whom Plan benefits are paid if the Participant dies before receipt of all such benefits. Such Beneficiary designations shall not be subject to the surviving spouse limitations/requirements applicable to qualified plans. Each Beneficiary designation shall be filed in the form prescribed by the Plan Administrator and will be effective only when filed with the Plan Administrator during the Participant's lifetime. Each beneficiary designation filed with the Plan Administrator will cancel all Beneficiary
designations previously filed with the Plan Administrator.   The revocation of
a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary.

If any Participant is not survived by a Beneficiary as designated above, any death benefit payable thereunder shall be paid to the surviving spouse, if living or otherwise to the executor or administrator of the Participant's estate.

SECTION 3.5 - RIGHTS TO BENEFITS

Nothing contained in this Supplemental Plan is intended to give or shall give any spouse or former spouse of a Participant or any other person any right to benefits under this Supplemental Plan by virtue of Code Sections 401(a)(11) and 417 (relating to qualified pre-retirement survivor annuities and qualified joint and survivor annuities) or Code Sections 401(a)(13)(B) and 414(p) (relating to qualified domestic relations orders) as amended.





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                                   ARTICLE IV

                                 ADMINISTRATION

SECTION 4.1 - ADMINISTRATIVE POWERS AND DUTIES

The Board of Directors of BANC ONE CORPORATION shall designate an officer of the Corporation to be the Plan Administrator to have the primary administrative responsibility with respect to the Supplemental Plan in coordination with and under the direction of the Committee. The Committee and the Plan Administrator shall together administer the Supplemental Plan and, in this connection, all policy and discretionary decisions shall be the responsibility of the Committee and all administrative functions shall be the responsibility of the Plan Administrator who shall perform the same under the direction of the Committee. The Committee shall interpret the provisions of the Supplemental Plan where necessary and may adopt procedures for the administration of the Supplemental Plan which are consistent with the provisions of the Supplemental Plan and the rules adopted by the Committee.

The Committee may retain auditors, accountants, record keepers, legal counsel, consultants and other counsel selected by it. Any Committee member may himself act in any such capacity, and any such auditors, accountants, record keepers, legal counsel, consultants and other counsel may be persons acting in the a similar capacity for the Corporation and may be employees of the Corporation. The opinion of any such auditor, accountant, record keeper, legal counsel, consultant or other counsel shall be considered full and complete authority and protection in respect to any action taken, suffered or omitted by the Committee in good faith and in accordance with such opinion.

SECTION 4.2 - COMMITTEE PROCEDURES

No Committee member at any time hereunder who is a Participant shall have any vote in any decision of the Committee made uniquely with respect to such Committee member or such Committee member's benefits hereunder.

In the event of any disagreement among the Committee members at any time acting hereunder and authorized to act with respect to any matter, the decision of a majority of said Committee members authorized to act upon such matter shall be controlling and shall be binding and conclusive upon all persons, including, without in any manner limiting the generality of the foregoing, the other Committee members, the Corporation, its directors, the Plan Administrator, all persons at any time in the employ of the Corporation and its subsidiaries and the Participants and their Beneficiaries and upon the respective successors, assigns, executors, administrators, heirs, next-of-kin and distributees of all the foregoing.

All action of the Committee hereunder may be taken with or without a meeting. If taken without a meeting, the action shall be in writing and signed by the Reviewing Member of the Committee.

Subject to the provisions of the first paragraph in this Section 4.2, each additional and each successor Committee member at any time acting hereunder shall have all the rights and powers (including discretionary rights and



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
powers) and all of the privileges and immunities hereby conferred upon the initial Committee members hereunder, and all of the duties and obligations so imposed upon the initial Committee members hereunder.

Except as otherwise may be required by any applicable law, no Committee member at any time acting hereunder shall be required to give any bond or other security for the faithful performance of duties as such Committee member.

SECTION 4.3 - EXPENSES

The Corporation shall pay the reasonable expenses incurred in the administration of the Supplemental Plan, including the fees and compensation of the persons referred to in the second paragraph of Section 4.1. The Corporation shall pay all other expenses incurred in the administration of the Supplemental Plan.

Supplemental Plan benefits shall be payable by the Corporation from its general assets. The cost of the Benefits shall be incurred by each Employer, who has employees participating in this Supplemental Plan. Each such Employer will be regularly assessed and obligated to remit to the Corporation the actuarially
determined amount for the Benefits.   Such assessments shall be accumulated and
shall be maintained as general assets of the Corporation. The Corporation shall maintain appropriate accountings and records for this Supplemental Plan.

SECTION 4.4 - RECORDS

The Corporation and the Plan Administrator shall each keep such records and shall each reasonably give notice to the other of such information, as shall be proper, necessary or desirable to effectuate the purposes of the Supplemental Plan, including without in any manner limiting the generality of the foregoing, records and information with respect to deferral elections, Deferred Accounts, dates of employment and termination and determinations made hereunder. Neither the Corporation nor the Plan Administrator shall be required to duplicate any records kept by the other. To the extent that the Corporation and/or the Plan Administrator shall prescribe forms for use by the Participants and their Beneficiaries in communicating with the Corporation or the Plan Administrator, as the case may be, and shall establish periods during which communications may be received, they shall respectively be protected in disregarding any notice or communication for which a form shall so have been prescribed and which shall not be made in such form and any notice or communication for the receipt of which a period shall so have been established and which shall not be received during such period. The Corporation, the Plan Administrator and the Committee shall respectively also be protected in acting upon any notice or other communication purporting to be signed by any person and reasonably believed to be genuine and accurate, including the Participant's current mailing address.

SECTION 4.5 - DETERMINATIONS

All determinations hereunder made by the Corporation or the Committee shall be made in the sole and absolute discretion of the Corporation or of the Committee, as the case may be.





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
In the event that any disputed matter shall arise hereunder, including without in any manner limiting the generality of the foregoing, any matter relating to the eligibility of any person to participate under the Supplemental Plan, the participation of any person under the Supplemental Plan, the amounts payable to any person under the Supplemental Plan, the amounts payable to any person under the Supplemental Plan and the applicability and the interpretation of the provisions of the Supplemental Plan, the decision of the Committee upon such matter shall be binding and conclusive upon all persons, including, without in any manner limiting the generality of the foregoing, the Corporation, its directors, the Plan Administrator, all persons at any time in the employ of the Corporation, the Participants and their Beneficiaries and upon the respective successors, assigns, executors, administrators, heirs, next-of-kin and distributees of all the foregoing.

SECTION 4.6 - INCAPACITY OF RECIPIENT

If any person entitled to a benefit payment under the Supplemental Plan is deemed by the Corporation to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, the Corporation may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and shall completely discharge all liability of the Corporation, the Committee, the Plan Administrator, and the the Supplemental Plan therefor.

SECTION 4.7 - ACTION BY THE CORPORATION

Any action by the Corporation under this Supplemental Plan may be by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board to take such action.

SECTION 4.8 - EXEMPTION FROM LIABILITY/INDEMNIFICATION

The members of the Committee and the Plan Administrator, and each of them, shall be free from all liability, joint or several, for their acts, omissions and conduct, and for the acts, omissions and conduct of their duly appointed agents, in the administration of the Supplemental Plan, except for those acts or omissions and conduct resulting from willful misconduct or lack of good faith.

The Corporation shall indemnify each member of the Committee, the Plan Administrator and any other employee, officer or director of the Corporation against any claims, loss, damage, expense and liability, by insurance or otherwise, reasonably incurred by the individual in connection with any action or failure to act by reason of membership on the Committee or performance of an authorized duty or responsibility for or on behalf of the Corporation pursuant to the Supplemental Plan unless the same is judicially determined to be the
result of the individual's gross negligence or willful misconduct.   Such
indemnification by the Corporation shall be made only to the extent such expense or liability is not payable to or on behalf of such person under any liability insurance coverage. The foregoing right to indemnification shall be in addition to any other rights to which any such person may be entitled as a matter of law.


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
SECTION 4.9 - NONALIENATION OF BENEFITS

Except as otherwise provided by law, no benefit, payment or distribution under this Supplemental Plan shall be subject either to the claim of any creditor of a Participant, Surviving Spouse or Beneficiary, or to attachment, garnishment, levy, execution or other legal or equitable process, by any creditor of such person, and no such person shall have any right to alienate, commute, anticipate or assign (either at law or equity) all or any portion of any benefit, payment or distribution under this Supplemental Plan.

The Supplemental Plan shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

In the event that any Participant's benefits are garnisheed or attached by order of any court, the Plan Administrator may elect to bring an action for a declaratory judgment in a court of competent jurisdiction to determine the
proper recipient of the benefits to be paid by the Supplemental Plan.   During
the pendency of said action, any benefits that become payable may be paid into the court as they become payable, to be distributed by the court to the recipient as it deems proper at the close of said action.





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
                                   ARTICLE V

                            AMENDMENT OR TERMINATION

SECTION 5.1 - AMENDMENT OR TERMINATION

The Corporation reserves the right in its sole discretion to amend or terminate this Supplemental Plan at any time. In the event of a termination, the Corporation in its sole discretion may pay Supplemental Retirement benefits to those Participants participating in the Supplemental Plan on the date of such termination, to the extent such Supplemental Retirement Benefits would be otherwise payable as defined in Section 3.1 and 3.2, determined on the basis that each Participant's presumed termination date was the date the Supplemental Plan was terminated. However, no amendment or termination shall affect any benefit then payable to the Participants or Beneficiaries under this Supplemental Plan as determined prior to such effective date of the amendment or termination.

In the event it should at any time be determined for any reason by an applicable agency of the United States Government or by any court of applicable jurisdiction that the Plan does not qualify under the exclusions of Section 201(2), Section 301(a)(3) and Section 401(a)(1) of ERISA, the Plan shall be deemed terminated as of the date of such determination unless alternative action is taken by the Board.

SECTION 5.2 - SALE OR LIQUIDATION OF AN EMPLOYER

In the event BANC ONE CORPORATION should sell or otherwise directly or indirectly dispose of sufficient interest in an Employer so that it no longer owns 80% of such Subsidiary, or an Employer is liquidated, BANC ONE CORPORATION shall assume and guarantee payment of such Employer's remaining deferred Compensation obligations under this Supplemental Plan.

SECTION 5.3 - TRANSFER BETWEEN EMPLOYERS

In the event that a Participant's employment is transferred from one Employer to another Employer, the transfer shall not adversely affect the administration of amounts then credited to the Deferred Account(s) of such Participant on or
as of the date of transfer.   The Participant's new Employer shall become
obligated under the terms of the Supplemental Plan to pay any deferred Compensation amounts credited to the Participant's Deferred Account(s) as of the first day of valuation period in which the transfer occurs.





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
                                   ARTICLE VI

                               GENERAL PROVISION

SECTION 6.1 - GENERAL CONDITIONS

Except as otherwise expressly provided herein, all terms and conditions of the Basic 401(k) Plan applicable to a Basic 401(k) Plan benefit shall also be applicable to a Supplemental Plan benefit payable hereunder. Any Basic 401(k) Plan benefit or any other benefit payable under the Basic Plan shall be paid solely in accordance with the terms and conditions of the Basic 401(k) Plan and nothing in this Supplemental Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Basic 401(k) Plan.

SECTION 6.2 - RIGHT TO BENEFITS

The sole interest of each Participant and each Beneficiary of a Participant under the Supplemental Plan shall be to receive the deferred Compensation benefits provided herein as and when the same shall become due and payable in accordance with the terms hereof and applicable elections hereunder and neither any Participant nor any Beneficiary of any Participant shall have any right, title or interest (legal or equitable) in or to any of the specific property or assets of BANC ONE CORPORATION or any Employer. Nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of asset segregation for the Participant or for any other person or persons to whom benefits are to be paid pursuant to the terms of this Supplemental Plan. All benefits hereunder shall be paid solely from the general assets of BANC ONE CORPORATION or applicable Employer and no Employer shall maintain any separate fund or other separated assets of BANC ONE CORPORATION or any Employer be deemed or construed through any of the provisions of this Supplemental Plan to be held in trust for the benefit of any Participant or designated Beneficiary(ies) or to be collateral security for the performance of the obligations imposed by this Supplemental Plan on BANC ONE CORPORATION or any Employer. The rights of any Participant hereunder and any Beneficiary of the Participant shall be solely those of an unfunded and unsecured creditor in respect to the promise of BANC ONE CORPORATION or any Employer, as applicable, to pay money in the future. Nothing contained in the Supplemental Plan shall constitute a guaranty by the Corporation or any other entity or person that the assets of the Corporation will be sufficient to pay any benefit hereunder.

SECTION 6.3 - OFFSETS TO BENEFITS

Notwithstanding any provisions of the Supplemental Plan to the contrary, the Corporation may, in its sole and absolute discretion, enforce the right of offset against any amounts to be paid to a Participant under the Supplemental Plan attributable to Employer Matching Contributions and earnings thereon against any debt of the Participant which has been reduced to judgement in favor of BANC ONE CORPORATION or any of its Subsidiaries.

SECTION 6.4 - FORFEITURE OF BENEFITS

Notwithstanding any provisions of the Supplemental Plan to the contrary, benefits under this Supplemental Plan attributable to Employer Matching Contributions and Earnings thereon shall be forfeited upon:

a)    termination of employment prior to vesting under Basic 401(k) Plan; or

b)    termination of the Participant's employment by the Corporation For Cause.

SECTION 6.5 - CORPORATE SUCCESSORS

The Supplemental Plan shall not be automatically terminated by a transfer or sale of assets of the Corporation or by the merger or consolidation of the Corporation into or with any other corporation or other entity when the Corporation is not the surviving or continuing corporation, but the Supplemental Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Supplemental Plan. In the event that the Supplemental Plan is terminated by the transferee, purchaser or successor entity, the transferee, purchaser or successor entity shall be obligated to pay Supplemental Plan benefits to those Participants participating in the Supplemental Plan on the date of such termination, to the extent such Supplemental Plan benefits would be otherwise payable as defined in Section 3.1 and 3.2, determined on the basis that each Participant's presumed retirement date/termination date was the date the Supplemental Plan was terminated.

SECTION 6.6 - ERISA STATUS

This Plan shall constitute a plan which is unfunded and which is maintained primarily for the purpose of providing deferred Compensation benefits for a select group of management or Highly Compensated Employees within the meaning of Section 202(2), 301(a)(3) and 401(a)(1) of ERISA and the ERISA reporting and disclosure regulations.

SECTION 6.7 - CONSTRUCTION

In the construction of the Supplemental Plan, the masculine shall include the feminine and the singular the plural in all cases where such meanings would be appropriate.

SECTION 6.8 - CONTROLLING LAW

The law of the State of Ohio shall be the controlling state law in all matters relating to the Plan and shall apply to the extent that it is not preempted by the laws of the United States of America.

SECTION 6.9 - EFFECT OF INVALIDITY OF PROVISION

If any provision of this Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

      IN WITNESS WHEREOF, this amended and restated Supplemental Plan shall be effective as of January 1, 1992 and has been executed on behalf of the Corporation by its duly appointed officer this 20th day of October, 1992.




                                    BANC ONE CORPORATION



                                    By:
                                        -------------------------------------
                                                Chief Executive Officer


CORPORATE SEAL





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